As filed with the Securities and Exchange Commission on October 7, 2025

Registration Statement No. 333-

United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CORMEDIX INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5894890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Connell Drive, Suite 4200
Berkeley Heights, New Jersey 07922
Telephone: (908) 517-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Todisco
Chief Executive Officer
CorMedix Inc.
300 Connell Drive, Suite 4200
Berkeley Heights, New Jersey 07922
Telephone: (908) 517-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Russell Leaf

Jared N. Fertman

Andrew C. Marmer

Willkie Farr & Gallagher LLP
787 7th Ave

New York, New York 10019
Telephone: (212) 728-8000

(Approximate date of commencement of proposed sale to the public) From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-3ASR is being filed to correct a clerical error made in a previously filed registration statement on Form S-3ASR (File Number 333-290721) related to the dates used for the exhibits incorporated into such filing. The contents of this registration statement on Form S-3ASR are identical to those of the previously filed registration statement on Form S-3ASR, which such registration statement has been withdrawn, other than the filing date and dates of such exhibits.

Prospectus

6,323,833 Shares of Common Stock

Offered by the Selling Securityholders

This prospectus relates to the proposed resale or other disposition of up to an aggregate of 6,323,833 shares of common stock, par value $0.001 per share (the “common stock”) of CorMedix Inc. (“CorMedix,” the “Company,” “we,” “us” or “our”) by the selling securityholders named herein, together with any of such securityholders’ transferees, pledgees, donees or successors, including (i) 3,323,833 shares of common stock issued to the selling securityholders pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 7, 2025, by and among the Company, Melinta Therapeutics, LLC, a Delaware limited liability company (“Melinta”), Coriander BidCo LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Deerfield Private Design Fund IV, L.P., a Delaware limited partnership (“Deerfield IV”), solely in its capacity as representative, agent and attorney-in-fact of the Melinta equityholders (the “Members’ Representative”) and (ii) up to 3,000,000 shares of common stock (“Milestone Shares”) that may be issuable upon the achievement of certain milestones as set forth in that certain Contingent Payment Agreement (the “CPA”), dated as of August 29, 2025, by and among the Company, Melinta, Deerfield IV, Deerfield Private Design Fund III, L.P., a Delaware limited partnership (“Deerfield III”), and the Members’ Representative, based upon certain assumptions as to the maximum number of shares issuable as Milestone Shares. We are not selling any of our securities pursuant to this prospectus, and we will not receive any proceeds from the sale of our securities offered by this prospectus by the selling securityholders.

Each time any of the selling securityholders offers and sells any of the securities registered by this prospectus, such selling securityholders may provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained or incorporated by reference into this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The selling securityholders, together or separately, may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock trades on the Nasdaq Global Market under the trading symbol “CRMD.” At the close of business on September 8, 2025 the closing price of our common stock was $12.75 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

You should carefully read this prospectus, the applicable prospectus supplement relating to any specific offering of securities and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page 3 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and in an applicable prospectus supplement and in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 7, 2025

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell up to an aggregate of 6,323,833 shares of common stock in one or more offerings as described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of the securities offered by such selling securityholders described in this prospectus.

In connection with the offer and sale of securities by the selling securityholders, the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the section titled “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.

Unless the context otherwise requires, “CorMedix,” the “Company,” “we,” “us,” “our” and similar names refer to CorMedix Inc. and its subsidiaries.

- ii -

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this prospectus. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual outcomes or results may differ from anticipated results, sometimes materially. Factors that could cause actual results to differ include, but are not limited to: the ability of CorMedix and Melinta to achieve the identified synergies; the ability to integrate the Melinta business into CorMedix and realize the anticipated strategic benefits of the transaction within the expected time frames or at all; that such integration may be more difficult, time consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; the retention of certain key employees of Melinta; the expected benefits and success of Melinta’s products and product candidates; potential litigation relating to the potential transaction that could be instituted against CorMedix or its directors; rating agency actions and CorMedix’s ability to access short- and long-term debt markets on a timely and affordable basis; general economic conditions that are less favorable than expected; geopolitical developments and additional changes in international trade policies and relations, including tariffs; and the ability of the Company’s products and product candidates to compete effectively against current and future competitors.

- iii -

PROSPECTUS SUMMARY

This summary highlights certain information about us, the securities offered hereby and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and the securities offered hereby, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 3, and in the documents incorporated by reference into this prospectus.

Our Company

We are a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions.

We are commercializing our commercial stage products, including our DefenCath® (taurolidine and heparin), which was our lead product prior to our acquisition of Melinta. We launched the product commercially in April 2024 in the inpatient setting and July 2024 in the outpatient hemodialysis setting. We believe the currently contracted customer base represents roughly 60% of the outpatient dialysis centers in the U.S., in terms of the total addressable patient market. During the second quarter of 2025, the Company’s large dialysis organization customer commenced ordering. We have ongoing clinical studies for DefenCath® in Total Parenteral Nutrition and Pediatric patient populations and also intend to develop DefenCath® as a catheter lock solution for use in other patient populations.

On August 29, 2025, we completed our acquisition of Melinta. Melinta is a commercial stage pharmaceutical company focused on developing and commercializing differentiated anti-infectives for the acute care setting to meet critical unmet medical needs in the treatment of infectious diseases. Upon completion of our acquisition of Melinta, we began marketing seven additional commercial-stage branded products, including the following five antibiotics: (i) delafloxacin as the active pharmaceutical ingredient and distributed under the brand name BAXDELA™; (ii) meropenem and vaborbactam as the active pharmaceutical ingredients and distributed under the brand name VABOMERE™; (iii) oritavancin as the active pharmaceutical ingredient and distributed under the brand names ORBACTIV® and KIMYRSA™, (iv) minocycline as the active pharmaceutical ingredient and distributed under the brand name MINOCIN® for injection, and line extensions of such products and (v) TOPROL-XL® (metoprolol succinate), a cardioselective betablocker indicated for the treatment of hypertension. Melinta also markets rezafungin under the brand name REZZAYO™ (“Rezzayo”), a once-weekly echinocandin antifungal under an agreement with Mundipharma (formerly Cidara Therapeutics), which was launched in the third quarter of 2023 after the FDA approved Rezzayo in the first quarter. REZZAYO™ is currently approved for the treatment of candidemia and invasive candidiasis in adults, with an ongoing Phase III study for the prophylaxis of invasive fungal infections in adult patients undergoing allogeneic blood and marrow transplantation. The completion of the Phase III study for REZZAYO™ is expected in the first half of 2026.

Corporate Information

We were organized as a Delaware corporation on July 28, 2006 under the name “Picton Holding Company, Inc.” and we changed our corporate name to “CorMedix Inc.” on January 18, 2007. Our principal executive offices are located at 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922.

THE Offering

Common stock offered by the selling securityholders	Up to 6,323,833 shares

Use of proceeds	We will not receive any of the proceeds from the sale of the common stock by the selling securityholders.

Nasdaq Global Market symbol	CRMD

Risk Factors	See “Risk Factors” on page 3 of this prospectus, and similar sections in the documents we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions discussed under the heading “risk factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also consider the risks referred to below and all of the other information contained in this prospectus and any accompanying prospectus supplement, and incorporated by reference into this prospectus and any accompanying prospectus supplement, including our financial statements and related notes, before investing in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Risks Related to the Development and the Commercialization of Our Products

Clinical trials required for our product lines may be expensive and time consuming and their outcome is uncertain.

In order to obtain FDA approval to market a new drug or device product, we must demonstrate proof of safety and effectiveness in humans. To meet FDA requirements, we are obligated to conduct “adequate and well-controlled” clinical trials. Conducting clinical trials is a lengthy, time consuming, and expensive process. The length of time may vary substantially according to the type, complexity, novelty, and intended use of the product line, and often can be several years or more per trial. Delays associated with the development plans for our product lines may cause us to incur additional operating expenses. The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

●	inability to manufacture sufficient quantities of qualified materials under the FDA’s cGMP requirements for use in clinical trials;

●	slower than expected rates of patient recruitment;

●	failure to recruit a sufficient number of patients;

●	modification of clinical trial protocols;

●	changes in regulatory requirements for clinical trials;

●	lack of effectiveness during clinical trials;

●	emergence of unforeseen safety issues;

●	delays, suspension, or termination of clinical trials due to the IRB responsible for overseeing the study at a particular study site; and

●	government or regulatory delays or “clinical holds” requiring suspension or termination of the trials.

Further, the results from early pre-clinical and clinical trials are not necessarily predictive of results to be obtained in later clinical trials. Accordingly, even if we obtain positive results from early pre-clinical or clinical trials, we may not achieve the same success in later clinical trials. Moreover, comparisons of results across different studies should be viewed with caution as such comparisons are limited by a number of factors, including differences in study designs and populations. Such comparisons also will not provide a sufficient basis for any comparative claims following product approval. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals or commercialization. Negative or inconclusive results or adverse medical events during a clinical trial could cause a clinical trial to be delayed, repeated or terminated, or a clinical program to be abandoned.

Our clinical trials may be conducted in patients with serious or life-threatening diseases for whom conventional treatments have been unsuccessful or for whom no conventional treatment exists, and in some cases, our product is expected to be used in combination with approved therapies that themselves have significant adverse event profiles. During the course of treatment, these patients could suffer adverse medical events or die for reasons that may or may not be related to our products. We cannot ensure that safety issues will not arise with respect to our products in clinical development.

Clinical trials may not demonstrate statistically significant safety and effectiveness to obtain the requisite regulatory approvals for product lines. The failure of clinical trials to demonstrate safety and effectiveness for the desired indications could harm the development of our product lines. Such a failure could cause us to abandon a product line and could delay development of other product lines. Any delay in, or termination of, our clinical trials would delay the filing of any NDA or any Premarket Approval Application, or PMA, or De Novo application, with the FDA and, ultimately, our ability to commercialize our product lines and generate product revenues. Any change in, or termination of, our clinical trials could materially harm our business, financial condition, and results of operations.

Interim, topline, and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose interim, topline, or preliminary data from our clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations, and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the interim, topline, or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Preliminary or topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. Preliminary or topline data may include, for example, data regarding a small percentage of the patients enrolled in a clinical trial, and such preliminary data should not be viewed as an indication, belief or guarantee that other patients enrolled in such clinical trial will achieve similar results or that the preliminary results from such patients will be maintained. As a result, such data should be viewed with caution until the final data are available. Adverse differences between preliminary, interim, or topline data and final data could significantly harm our business prospects and may cause the trading price of our common stock to fluctuate significantly.

Further, others, including regulatory authorities, may not accept or agree with our assumptions, estimates, calculations, conclusions, or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability, or commercialization of the particular product candidate or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product, product candidate, or our business. If the interim, topline, or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain regulatory approval for, and commercialize, our product candidates and any future product candidates may be harmed, which could harm our business, operating results, prospects, or financial condition.

Bacteria might develop resistance to our products or product candidates, which would decrease the efficacy and commercial viability of that product.

Bacteria develop resistance to antibiotics over time due to the genetic mutation of the bacteria. Many current and previous antibiotics have suffered reduced efficacy over time due to the development of resistance to such drugs. It is probable that, over time, bacteria will also develop resistance to our products and our drug candidates. If resistance were to develop rapidly to our products or our drug candidates, this would reduce the commercial potential for our business.

If our current or future product candidate marketing practices are found to have improperly promoted off-label uses, or if physicians prescribe or use our current or future product candidates off-label, we may become subject to prohibitions on the sale or marketing of our current or future product candidates, significant fines, penalties, sanctions, or product liability claims, and our image and reputation within the industry and marketplace could be harmed.

The FDA, United States Department of Justice (the “DOJ”), and comparable foreign authorities strictly regulate the marketing and promotional claims that are made about pharmaceutical products following approval. In particular, a product may not be promoted for uses or indications that are not approved by the FDA or comparable foreign authorities as reflected in the product’s approved labeling and Summary of Product Characteristics. However, physicians can prescribe our current or future products to their patients in a manner that is inconsistent with the approved label based on the physician’s independent medical judgement. If we are found to have promoted such off-label uses, we may receive warning letters from the FDA and comparable foreign authorities, incur penalties, and become subject to significant liability, which would materially harm our business. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. If we become the target of such an investigation or prosecution based on our marketing and promotional practices, we could face similar sanctions, which would materially harm our business. In addition, management’s attention could be diverted from our business operations, significant legal expenses could be incurred, and our reputation could be damaged. The FDA and other governmental authorities, including comparable foreign authorities, have also required that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed in order to resolve enforcement actions. If we are deemed by the FDA, the DOJ, or other governmental authorities, or comparable foreign regulatory authorities, to have engaged in the promotion of our current or future product candidate for off-label use, we could be subject to certain prohibitions or other restrictions on the sale or marketing and other operations or significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the industry.

Our BARDA development contract requires ongoing funding decisions by the U.S. Government. Any reduction or discontinuation of funding of this contract could cause our business, financial condition, operating results and cash flows to suffer materially.

In July 2023, Melinta signed a development contract with Biomedical Advanced Research and Development Authority ("BARDA") to advance two antibiotics currently FDA-approved for adults, BAXDELA® (delafloxacin) and VABOMERE® (meropenem and vaborbactam), for use in pediatrics. With this BARDA funding, Melinta aims to submit four supplemental New Drug Applications (sNDAs) for these new indications. The performance period for our BARDA contract, including all optional funding, is estimated to be 12 years. Under this contract, BARDA has committed funding of $39.0 million to date, with the potential of additional funding of $105.7 million, amounting to total funding up to $144.7 million if all options are exercised.

The primary source of funds for these development programs is provided by the U.S. government and is subject to Congressional appropriations, which are generally made on a fiscal year basis, even for programs designed to continue for several years. These appropriations can be subject to a number of uncertainties, including political considerations, changes in priorities due to global pandemics, the results of elections and stringent budgetary constraints. If levels of government expenditures and authorizations for public health countermeasure preparedness decrease or shift to programs in areas where we do not offer products or are not developing product candidates, or if the federal government otherwise declines to exercise its options under this contract or our other existing contracts, there could be a material adverse impact to our results of operations, financial condition, and our business.

Risks Related to Dependence on Third Parties

We depend on third-party suppliers and contract manufacturers for the supply and manufacture of our product lines, as well as our APIs, which subjects us to potential cost increases and manufacturing delays that are not within our control.

We do not manufacture our product lines or any of their raw materials or components ourselves, and we rely on third parties for our drug supplies both for clinical trials and for commercial quantities. All of our manufacturing processes currently are, and we expect them to continue to be, outsourced to third parties, some of which are single-source suppliers. We have made the strategic decision not to manufacture APIs for our product lines, as these can be more economically supplied by third parties with particular expertise in this area. We have engaged contract facilities that are registered with the FDA, have a track record of large-scale API manufacture, and have already invested in capital and equipment.

We have no direct control over the manufacturing of our product lines. If the contract manufacturers are unable to produce sufficient quantities of our product lines, as a result of a lack of available materials, supply chain delays or otherwise, then we would need to identify and contract with additional or replacement third-party manufacturers. Additionally, if the manufacturers are not able to quickly scale production to align with rapid changes in demand, our results of operations may be negatively impacted. If we are unable to identify suitable additional or replacement third-party manufacturers, or are only able to do so on unfavorable terms, our ability to commercialize our product lines and our future profitability would be adversely affected. Our reliance on foreign suppliers poses risks due to possible shipping delays, import restrictions and foreign regulatory regimes.

We are subject to the risks associated with technology transfers, which are often required when moving manufacturing processes to new facilities or contract manufacturers.  These include the potential for delays, loss of process knowledge, difficulties in replicating processes at a new site, and challenges in meeting regulatory requirements, all of which could disrupt supply or impact product quality.

In addition, we have no direct control over manufacturing costs of our product lines. If the cost of manufacturing increases, or if the cost of the materials used increases, these costs will be passed on to us, making the cost of clinical trials and commercializing our product lines more expensive. Increases in manufacturing costs could adversely affect our future profitability if we are unable to pass all of the increased costs along to our customers.

Our continuing reliance on third parties for manufacturing entails a number of additional risks, including reliance on third parties for legal and regulatory compliance and quality assurance, the possible breach of the manufacturing or supply agreement by such third parties, and the possible termination or nonrenewal of the agreement by such third parties at a time that is costly or inconvenient for the Company. Further, we, along with our contract manufacturers, are required to comply with FDA requirements for cGMPs, related to product testing, quality assurance, manufacturing and documentation. Our contract manufacturers may fail to comply with the applicable FDA regulatory requirements, which could result in delays to our product development programs, result in adverse regulatory actions against them or us, and prevent us from ultimately receiving product marketing approval. They also generally must pass an FDA preapproval inspection for conformity with cGMPs before we can obtain approval to manufacture our product lines and will be subject to ongoing, periodic, unannounced inspection by the FDA and corresponding state agencies to ensure strict compliance with cGMP and other applicable government regulations and corresponding foreign standards. Not complying with FDA requirements could result in a product recall or prevent commercialization of our product lines and delay our business development activities. In addition, such failure could be the basis for the FDA to issue a warning or untitled letter or take other regulatory or legal enforcement action, including recall or seizure, total or partial suspension of production, suspension of ongoing clinical trials, refusal to approve pending applications or supplemental applications, and potentially civil and/or criminal penalties depending on the matter. Similarly, we, along with our contract manufacturers, are required to comply with all applicable healthcare laws and regulations, such as, without limitation, the federal Anti-Kickback Statute, the civil False Claims Act, and civil monetary penalty laws, as well as similar state laws. Violation of any such laws by a contract manufacturer could materially impact our operations.

The timing of the milestone and royalty payments we are required to make to third parties is uncertain and could adversely affect our cash flows and results of operations.

We are party to various agreements pursuant to which we are obligated to make milestone payments or pay royalties in connection with the development and commercialization of our product candidates or sales of our marketed products. The timing of our achievement of these milestones and the corresponding milestone payments, or the amount of our royalty payments, is subject to factors which are difficult to predict and of which many are beyond our control. We may become obligated to make a milestone or other payment at a time when we do not have sufficient funds to make such payment, or at a time that would otherwise require us to use funds needed to continue to operate our business, which could delay our clinical trials, curtail our operations, necessitate a scaling back of our sales and marketing efforts or cause us to seek funds to meet these obligations on terms unfavorable to us. If we are unable to make any payment when due or if we fail to use commercially reasonable efforts to achieve certain development and commercialization milestones within the timeframes required by certain of these agreements, the other party may have the right to terminate the agreement and all of our rights to develop and commercialize product candidates using the applicable technology.

Risks Related to Our Intellectual Property

Our business, financial condition, and results of operations could be materially and adversely affected by an adverse outcome in the ongoing Minocin (minocycline) for Injection patent litigation.

Generic manufacturers have sought, and may continue to seek, FDA approval to market generic versions of our products through an abbreviated new drug application (“ANDA”), the application process typically used by manufacturers seeking approval of a generic drug. ANDA litigation and related settlement and license agreements, in some cases, may result in a loss of exclusivity for our patents prior to their expiration. The entry of generic versions of our products may lead to market share and price erosion.

One of our subsidiaries Melinta, is currently party to patent litigation for Minocin (minocycline) for Injection against Nexus Pharmaceuticals in which an adverse outcome could allow generic entry, which could materially harm our business, results of operations and stock price. The U.S. District Court for the Northern District of Illinois has entered an injunction enjoining the FDA from approving Nexus Pharmaceuticals’ ANDA based on infringement of our Method of Treatment patents, which the court held were valid and enforceable. Nexus has appealed to the U.S. Court of Appeals for the Federal Circuit. As of the date of this filing, the appeal remains pending and the timing of the Federal Circuit’s decision is uncertain. If the injunction is vacated, modified, or otherwise lifted on appeal or in subsequent proceedings, the FDA could approve the ANDA, which could permit a generic minocycline for injection product to enter the market. Introduction of a generic minocycline for injection product, or a generic of any of our commercialized products, could result in increased competition, decreased sales and could have a material adverse impact on our revenue and results of operations.

Our ability to pursue the development and commercialization of certain of our products depends upon the continuation of certain licenses and actions taking by our license partners.

We rely on certain licenses to certain patent rights and proprietary technology from third parties that are important or necessary to the development of our technology and products.

Rezzayo. Pursuant to a license agreement with Cidara Therapeutics, Inc. in July 2022 (who in 2024 sold all of its rights in Rezzayo to Napp Pharmaceutical Group Limited (“Napp”), a member of Mundipharma independent associated companies) provides us with an exclusive license to develop and sell Rezzayo in the United States. Under the terms of the agreement, we obtained an exclusive license to certain patents, patent applications and proprietary information covering the composition of matter to Rezzayo, its manufacturing process, pharmaceutical compositions containing Rezzayo, methods of using Rezzayo, and other proprietary information. Our license agreement further grants us nonexclusive rights to manufacture Rezzayo anywhere in the world. We are required to make payments to Napp upon reaching specified regulatory and sales milestones. In addition, we are obligated to pay royalties based on net sales of products containing Rezzayo or the other compounds in a valid patent licensed under the license agreement. The royalty rate due to Napp on sales increases as annual sales of these products increase. We are obligated to use commercially reasonable efforts to maintain regulatory approval for Rezzayo in the United States and to commercialize Rezzayo in the United States within the timeframes required by the license agreement. If we do not use commercially reasonable efforts to achieve the development and commercialization milestones for Rezzayo within the timeframes, or if we are unable to make any of the required payments, Napp may terminate the license agreement if not cured within 60 days (or 30 days with respect to any payment breach). If our license agreement is terminated, we would lose our rights to develop and commercialize Rezzayo. Loss of our license agreement would materially and adversely affect our business, results of operations and future prospects.

In addition, disputes may arise regarding intellectual property subject to a licensing agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;

●	the extent to which our technology and processes infringe on or misappropriate the intellectual property of the licensor that is not subject to the licensing agreement;

●	the sublicensing of patent and other rights under the license agreement;

●	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

●	the payment of royalty fees, milestones or other costs under the license agreements; and

●	the priority of invention of patented technology.

If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates.

Licenses or similar arrangements involving our research programs or any product candidates currently pose, and will continue to pose, numerous risks to us, such as our third party partners (i) have significant discretion in determining the efforts and resources that they will apply to these arrangements; (ii) may delay programs, preclinical studies or clinical trials, provide insufficient funding for programs, preclinical studies or clinical trials, stop a preclinical study or clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing; and (iii) may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in such third party’s strategic focus or available funding or external factors such as an acquisition that diverts resources or creates competing priorities.

In addition, the agreements under which we currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligation under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock being offered by the selling securityholders. The selling securityholders will pay any selling commissions and similar charges as well as stock transfer taxes or any other costs, expenses, fees, commissions and discounts incurred by the selling securityholders in connection with the sale of the shares of common stock. We will bear the fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration, filing, and printing fees and expenses, and fees and expenses of our counsel and our independent registered public accounting firm.

Selling Securityholders

This prospectus relates to the possible resale by the selling securityholders from time to time of up to an aggregate of 6,323,833 shares of our common stock.

On August 7, 2025, the Company entered into the Merger Agreement with Melinta, Merger Sub and the Members’ Representative, pursuant to which Merger Sub merged with and into Melinta, with Melinta surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). As consideration for the Merger, we (i) issued to the selling securityholders 3,323,833 shares of common stock, 1,107,944 of which are subject to transfer restrictions for 60 days following the closing of the Merger and the remaining 1,107,944 of which are subject to transfer restrictions for 120 days following the closing of the Merger; and (ii) agreed to make payments to the selling securityholders of up to $25 million, in either cash or common stock, at the option of the Company, upon the achievement of certain technical and time based milestones through June 30, 2029, as described in the CPA.

The number of Milestone Shares issuable upon achievement of the respective milestones will be based on the volume weighted average closing price of our common stock per share on the Nasdaq Global Market on each of the five consecutive days on which the Nasdaq Global Market is open for trading (each such day, a “Trading Day”) immediately prior to the occurrence of such milestone.

For purposes of this prospectus, we have assumed that all milestones contemplated under the CPA will be achieved, such that $25 million payment to the selling securityholders will be triggered and that we will elect to pay the selling securityholders the full milestone payment in shares of common stock. The actual number of shares that may be issued to the selling securityholders pursuant to the CPA, if any, could be materially less than the number of shares covered by this prospectus and depends on (i) whether and to what extent the applicable future milestones are achieved, (ii) whether we elect to pay all or a portion of the CPA consideration to the selling securityholders in shares of common stock, and (iii) the actual volume weighted average price of our common stock for the five Trading Days immediately preceding achievement of the applicable milestone. This presentation is not an indication or prediction of whether any of the milestones will be achieved, our present intent to issue shares in lieu of cash as consideration or the future market price of our common stock.

We issued the shares of our common stock in a private placement that was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) and/or Regulation S. The issuance did not involve a public offering nor any general solicitation or general advertising. In accordance with our obligations under the Merger Agreement, we agreed to register the resale of the shares of our common stock offered by the selling securityholders hereby.

The following table sets forth information concerning the shares of our common stock that may be offered from time to time by the selling securityholders. The number of shares beneficially owned by the selling securityholders is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which each selling securityholder has sole or shared voting power or investment power. Percentage ownership is based on 78,058,706 shares of common stock outstanding as of September 8, 2025. For purposes of this table, we have assumed that (i) the maximum number of Milestone Shares to be issued to the selling securityholders in accordance with the terms of the CPA is 3,000,000, and (ii) the selling securityholders will have sold all of the shares of our common stock covered by this prospectus upon the completion of the offering.

The information in the following table has been provided to us by or on behalf of the selling securityholders and the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of the shares of our common stock after the date on which they provided us with information regarding their securities. Information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each selling securityholder and the number of shares of common stock registered on its behalf. A selling securityholder may sell all, some or none of its shares of our common stock in this offering. See the section titled “Plan of Distribution.”

Other than as described below or elsewhere in this prospectus or the documents incorporated herein by reference, no selling securityholder has any material relationship with us or any of our predecessors or affiliates.

	Common Stock Beneficially Owned Before this Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Common Stock Beneficially Owned Upon Completion of this Offering(2)
Selling Securityholder	Number	Percentage	Number	Number	Percentage
Deerfield Private Design Fund IV, L.P.(3)	2,551,042	3.27%	4,853,542	—	—
Deerfield Private Design Fund III, L.P.(4)	772,791	0.99%	1,470,291	—	—

(1)	The amounts set forth in this table under the caption “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” include shares issued to each selling securityholders pursuant to the Merger Agreement and the shares that may be issued to such selling securityholder in accordance with the CPA upon the occurrence of certain technical and time-based milestones through June 30, 2029. All shares to be issued in connection with such milestones will be valued based upon the five day volume weighted average price per share of our common stock on the NASDAQ Global Select Market immediately preceding the respective occurrence date for each such milestone.

(2)	Assumes the sale of all shares of common stock available for sale under this prospectus and no further acquisitions of shares of common stock by the selling securityholder.

(3)	The number of shares of Common Stock beneficially owned by the selling securityholder does not include any shares that may be issued under the CPA. The maximum number of shares of Common Stock that may be sold pursuant to this prospectus includes 2,551,042 shares issued pursuant to the Merger Agreement and 2,302,500 of Milestone Shares potentially issuable pursuant to the CPA. Deerfield Mgmt IV, L.P. is the general partner of Deerfield Private Design Fund IV, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Private Design Fund IV, L.P. Mr. James E. Flynn is the sole manager of the general partner of each Deerfield Mgmt IV, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund IV , L.P., Deerfield Mgmt IV, L.P. and Deerfield Management Company, L.P. The address of Deerfield Private Design Fund IV, L.P. is 345 Park Avenue South, Floor 12 New York, NY 10010.

(4)	The number of shares of Common Stock beneficially owned by the selling securityholder does not include any shares that may be issued under the CPA. The maximum number of shares of Common Stock that may be sold pursuant to this prospectus includes 772,791 shares issued pursuant to the Merger Agreement and 697,500 of Milestone Shares potentially issuable pursuant to the CPA. Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Private Design Fund III, L.P. Mr. James E. Flynn is the sole manager of the general partner of each Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund III , L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. The address of Deerfield Private Design Fund III, L.P. is 345 Park Avenue South, Floor 12 New York, NY 10010.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling securityholders to permit the resale of such shares of common stock by the holder of such shares of common stock from time to time after the date of this prospectus. The selling securityholders may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but the selling securityholders will pay any and all underwriting discounts, selling commissions and similar charges attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our common stock covered hereby. The selling securityholders may sell some or all of the shares of common stock covered by this prospectus from time to time or may decide not to sell any of the shares of common stock covered by this prospectus. As used in this prospectus, “selling securityholders” includes donees, pledgees, transferees, assignees or other successors in interest selling securities received from a selling securityholder as a gift, pledge, partnership distribution, assignment or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling securityholders may dispose of their shares by one or more of, or a combination of, the following methods:

●	distributions to members, partners, stockholders or other equityholders of the selling securityholders;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;

●	through trading plans entered into by selling securityholders pursuant to Rule 10b5-1 under the Exchange Act , that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions or other transactions in which the selling securityholder satisfies its obligations through the delivery of shares of our common stock;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act may be sold under Rule 144 or such other exemption rather than pursuant to this prospectus. A selling securityholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, to the extent required). The selling securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction, to the extent required).

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of certain provisions of our capital stock. Such summary does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Amended and Restated Bylaws (“Bylaws”), in each case, incorporated by reference as an exhibit to our most recent Form 10-K. The summary below is also qualified by provisions of such documents and applicable law.

Common Stock

General

Pursuant to our Certificate of Incorporation we are authorized to issue 160,000,000 shares of common stock, $0.001 par value per share. As of September 8, 2025, we had 78,058,706 shares of common stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

The holders of common stock are entitled to receive ratable dividends, if any, payable in cash, in stock or otherwise if, as and when declared from time to time by our Board of Directors out of funds legally available for the payment of dividends, subject to any preferential rights that may be applicable to any outstanding preferred stock. In the event of a liquidation, dissolution, or winding up of our Company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. All shares of common stock that are acquired by us shall be available for reissuance by us at any time. Our common stock trades on the Nasdaq Global Market under the trading symbol “CRMD.” VStock Transfer, LLC will act as transfer agent and registrar for the common stock.

Certain Anti-Takeover Provisions of Delaware Law and of Our Certificate of Incorporation and Bylaws

Provisions in our Certificate of Incorporation and our Bylaws, as well as provisions of the General Corporation Law of the State of Delaware (the “DGCL”), may discourage, delay or prevent a merger, acquisition or other change in control of our company, even if such a change in control would be beneficial to our stockholders. These provisions include the following:

●	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

●	prohibiting our stockholders from fixing the number of our directors; and

●	establishing advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our Board of Directors.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management. In addition, we are subject to Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by the board of directors. This provision could have the effect of discouraging, delaying or preventing someone from acquiring us or merging with us, whether or not it is desired by, or beneficial to, our stockholders. Any provision of our Certificate of Incorporation or Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements of CorMedix Inc. as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of Melinta Therapeutics, LLC as of December 31, 2024 and 2023 and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual reports, quarterly reports, current reports, proxy statements, and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is www.sec.gov. We make these documents publicly available, free of charge, on our website at www.cormedix.com as soon as reasonably practicable after filing such documents with the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only. Any requests for this information should be made by calling or sending a letter to the Corporate Secretary of the Company, c/o CorMedix Inc., at our office located at 300 Connell Drive, Suite 4200, Berkeley Heights, NJ 07922.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Statements in this prospectus and any applicable accompanying prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained as described above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on March 25, 2025;

●	portions of our Definitive Proxy Statement on Schedule 14A that are deemed to have been “filed” with the SEC on April 28, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 6, 2025 and August 7, 2025;

●	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on April 22, 2025, June 25, 2025, June 30, 2025, August 7, 2025, August 12, 2025, September 2, 2025 and September 30, 2025; and

●	the description of our capital stock contained in our registration statement on Form 8-A, filed with the SEC on February 2, 2021, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us after the date of the initial registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. You should direct any requests for documents to CorMedix Inc., Attention: Corporate Secretary, 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922, or via telephone to (908) 517-9500.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. Neither we nor any selling securityholders have authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor any selling securityholders are making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We estimate that expenses payable by us in connection with the offering described in this registration statement will be as follows:

SEC registration fee	$10,814.56
Legal fees and expenses	$140,000	*
Accounting fees and expenses	$31,000	*
Total	$181,814.56	*

*	Estimated as permitted under Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to the DGCL, our Amended and Restated Certificate of Incorporation, as amended, provides that no director will be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Our Second Amended and Restated Bylaws provide that we will generally indemnify our directors, officers, employees or agents to the fullest extent permitted by the law against all losses, claims, damages or similar events. We have obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of our Company.

Item 16. Exhibits.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith
2.1*	Agreement and Plan of Merger, dated as of August 7, 2025, by and among CorMedix Inc., Melinta Therapeutics, LLC, Coriander BidCo LLC and Deerfield Private Design Fund IV, L.P., solely in its capacity as representative, agent and attorney-in-fact of the Company Members	8-K	8/7/2025	2.1
4.1	Form of Amended and Restated Certificate of Incorporation	S-1/A	3/01/2010	3.3
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated February 24, 2010	S-1/A	3/19/2010	3.5
4.3	Second Amended and Restated Bylaws as amended October 8, 2020	8-K	10/14/2020	3.1
4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated December 3, 2012	10-K	3/27/2013	3.3
4.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated August 9, 2017	8-K	8/10/2017	3.1
4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated March 25, 2019	8-K	3/25/2019	3.1
4.7	Amended and Restated Certificate of Designation of Series C-3 Non-Voting Convertible Preferred Stock of CorMedix Inc., filed with the Delaware Secretary of State on September 15, 2014	8-K	9/16/2014	3.16
4.8	Second Amended and Restated Certificate of Designation of Series E Convertible Preferred Stock of CorMedix Inc., filed with the Delaware Secretary of State on September 5, 2019	8-K	9/11/2019	3.2
4.9	Third Amended and Restated Certificate of Designation of the Series E Convertible Preferred Stock of CorMedix Inc., dated August 6, 2025	10-Q	8/7/2025	3.1
4.10	Specimen of Common Stock Certificate	S-1/A	3/19/2010	4.1
4.11	Description of Capital Stock of CorMedix Inc.	10-K	03/16/2020	4.5
4.12	Registration Rights Agreement, dated August 29, 2025, by and among CorMedix Inc., Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P. and each other Holder (as defined in the Registration Rights Agreement)	8-K	9/2/2025	10.2
5.1	Opinion of Willkie Farr & Gallagher LLP				x
10.1*	Contingent Payment Agreement, dated August 29, 2025, by and among Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., CorMedix Inc., a Delaware corporation, Melinta Therapeutics, LLC, and Deerfield Private Design Fund IV, L.P., a Delaware limited partnership, solely in its capacity as representative	8-K	9/2/2025	10.1
23.1	Consent of Marcum LLP, Independent Registered Accounting Firm of CorMedix Inc.				x
23.2	Consent of EisnerAmper LLP, Independent Registered Accounting Firm of Melinta Therapeutics, LLC				x
23.3	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1)				x
24.1	Power of Attorney (included in the signature page hereto)				x
107	Filing Fee Table				x

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berkeley Heights, State of New Jersey, on October 7, 2025.

CORMEDIX INC.

By:	/s/ Joseph Todisco
Joseph Todisco
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of CorMedix Inc., do hereby constitute and appoint Joseph Todisco, Susan Blum and Beth Zelnick Kaufman, or any one of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite as necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Joseph Todisco	Director and Chief Executive Officer	October 7, 2025
Joseph Todisco	(Principal Executive Officer)

/s/ Susan Blum	Executive Vice President & Chief Financial Officer	October 7, 2025
Susan Blum	(Principal Financial Officer and Principal Accounting Officer)

/s/ Janet Dillione	Director	October 7, 2025
Janet Dillione

/s/ Greg Duncan	Director	October 7, 2025
Greg Duncan

/s/ Alan W. Dunton	Director	October 7, 2025
Alan W. Dunton

/s/ Myron Kaplan	Director	October 7, 2025
Myron Kaplan

/s/ Steven Lefkowitz	Director	October 7, 2025
Steven Lefkowitz

/s/ Robert Stewart	Director	October 7, 2025
Robert Stewart